UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
November 12, 2025

Albertsons Companies, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-39350	47-4376911
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Parkcenter Blvd.
Boise, Idaho 83706
(Address of principal executive office and zip code)
(208) 395-6200
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.01 par value	ACI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 12, 2025, Lisa Gray resigned from the Board of Directors (the “Board”) of Albertsons Companies, Inc. (the “Company”). Her resignation was not the result of any disagreement between Ms. Gray and the Company, its management, the Board, or any committee thereof, or with respect to any matter relating to the Company's operations, policies, or practices. Ms. Gray began her service on the Board in November 2023 following her designation to the Board by certain affiliates of Cerberus Capital Management, L.P. (“CCM” and, along with its affiliates, “Cerberus”) pursuant to the director designation right set forth in Section 2.01 of that certain Stockholders’ Agreement, dated as of June 25, 2020, by and among the Company and Cerberus (the “Stockholders’ Agreement”).

Effective November 12, 2025, Scott Wille was appointed as a member of the Board for the term expiring at the Company’s 2026 annual meeting of stockholders or until his successor is duly elected and qualified. Mr. Wille has not been appointed to any committee of the Board and was designated to the Board by Cerberus upon Ms. Gray’s resignation pursuant to the Stockholders’ Agreement.

Mr. Wille is the Senior Managing Director of CCM, which is an investment adviser registered with the Securities and Exchange Commission (“SEC”) pursuant to the Investment Advisers Act of 1940. Cerberus has approximately $66 billion of assets under management for investment funds, managed accounts, and other investment entities in a wide variety of asset classes, including private credit, private equity, real estate, and various other types of investments. Mr. Wille joined Cerberus in 2006 and is a graduate of Dartmouth College.

Cerberus holds 151,818,680 shares of Class A common stock of the Company and provides certain services to the Company which are disclosed under “Certain Relationships and Related Party Transactions” in the Company's proxy statement for the 2025 annual meeting of stockholders (the “Proxy Statement”), filed with the SEC on June 20, 2025, and incorporated by reference herein. Mr. Wille may be deemed to have an indirect interest in the related party transactions and except for the information so disclosed in the Proxy Statement, Mr. Wille is not a party to any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Albertsons Companies, Inc.
(Registrant)

November 14, 2025	By:	/s/ Thomas Moriarty
	Name:	Thomas Moriarty
	Title:	Executive Vice President, M&A and Corporate Affairs